UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 25, 2006

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51786	87-0722777
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Northwest Boulevard, Suite 202

Coeur d’Alene, Idaho 83814

(Address of principal executive offices, including zip code)

(208) 676-8321

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 25, 2006, NightHawk Radiology Holdings, Inc. entered into an Underwriting Agreement with entities affiliated with Summit Partners, L.P., Dr. Paul Berger, Mr. Jon Berger and Mr. Christopher Huber and the underwriters named in the agreement, relating to the sale by the selling stockholders of up to 5,500,000 shares of NightHawk’s common stock, and up to an additional 825,000 shares of common stock to be sold by the non-Summit selling stockholders in the event the underwriters exercise an over-allotment option. The Underwriting Agreement provides that, subject to satisfaction of customary closing conditions, the underwriters will purchase the shares of common stock from the selling stockholders for resale to the public. The Underwriting Agreement contains representations made by NightHawk to the underwriters and agreements by NightHawk, the selling stockholders and the underwriters to indemnify each other against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

NightHawk will not receive any proceeds from the sale of shares by the selling stockholders.

The sale of shares of NightHawk common stock by the selling stockholders pursuant to the Underwriting Agreement has been registered pursuant to an effective registration statement on Form S-1 (File No. 333-137853) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

Item 7.01	Regulation FD Disclosure.

NightHawk issued a press release on October 26, 2006 relating to the execution of the Underwriting Agreement. The press release is attached hereto as exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.26	Underwriting Agreement dated October 25, 2006

99.1	Press release dated October 26, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2006

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

By:	/s/ Paul E. Cartee
Paul E. Cartee
Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
10.26	Underwriting Agreement dated October 25, 2006

99.1	Press release dated October 26, 2006